Exhibit 99.1
 NGP Capital Resources Company Announces
Second Quarter 2008 Financial Results and Portfolio Activity

Houston, Texas - (PRNEWSWIRE) - August 5, 2008 - NGP Capital Resources Company (NASDAQ: NGPC) (the “Company”) today announced its financial results for the second quarter ended June 30, 2008.

Highlights for the quarter ended June 30, 2008:

Stockholders’ equity: $304.4 million
Net asset value per share: $14.08

Operating Results:
Net increase in stockholders' equity (net assets) from operations: $5.4 million
Net investment income: $3.8 million
Net increase in unrealized appreciation on portfolio securities, corporate notes and commodity derivative instruments: $1.6 million
Dividends declared per common share: $0.40

Portfolio and Investment Activity:
New investments made in portfolio companies during period: $56.1 million
Total invested in portfolio companies at June 30, 2008: $334.2 million
Number of portfolio companies at June 30, 2008: 18

Portfolio and Investment Activity

Since commencement of investment operations in November 2004 through June 30, 2008, the Company has invested approximately $584 million in 27 portfolio companies, and received principal repayments of approximately $250 million. At June 30, 2008, the Company’s targeted investment portfolio consisted of 18 portfolio companies totaling $334 million. The Company had commitments to fund an additional $24 million on total committed amounts of $358 million. At June 30, 2008, the total portfolio was invested as follows: 34.9% in senior secured term loans, 5.9% in senior subordinated secured notes, 0.3% in participating convertible preferred stock, 5.5% in member and partnership units, 10.3% in net profits interest, 6.1% in limited term royalty interests, 33.1% in U.S. Treasury Bills, 1.6% in corporate notes, 2.1% in cash and cash equivalents and 0.2% in other investments.

The weighted average yield on targeted portfolio investments was 8.9% at June 30, 2008. The weighted average yield on investments in corporate notes was 5.8% and on investments in U.S. Treasury Bills and cash and cash equivalents was 1.01% as of June 30, 2008. The weighted average yield on the Company’s total capital invested at June 30, 2008 was 6.04%.

Operating Results - Quarter ended June 30, 2008

Investment income totaled $8.2 million for the quarter ended June 30, 2008, with $7.5 million attributable to the Company’s targeted portfolio investments and $0.7 million attributable to investments in corporate notes, cash and cash equivalents and fee income. Operating expenses for the quarter ended June 30, 2008 were $4.4 million and included $1.8 million of management fees, $1.4 million of interest expense and credit facility fees and $1.2 million of general and administrative expenses. The resulting net investment income was $3.8 million. The Company experienced a net increase in unrealized appreciation of $1.6 million, consisting of a $1.6 million increase in targeted portfolio fair value, a $0.2 million increase in the fair value of corporate notes and a $0.2 million decrease in the fair value of commodity derivative instruments. Overall, the Company had a net increase in stockholders' equity (net assets) resulting from operations of $5.4 million, or $0.24 per share. After giving effect to the $0.40 per common share dividend declared during the quarter, stockholders’ equity (net assets) per share as of June 30, 2008 was $14.08.

Subsequent Events

As previously announced, in connection with Resaca Exploitation, Inc.’s (“Resaca”) $105.5 million initial public offering of shares of common stock on the Alternative Investment Market of the London Stock Exchange, the Company converted its Senior Subordinated Secured Convertible Term Loan into shares of common stock of Resaca and sold 1.554 million of those shares in the offering for gross proceeds of $4 million. The Company continues to hold 6.8 million shares of Resaca common stock or approximately 6.9% of Resaca’s fully diluted common shares having a gross value of $17.0 million based on the closing price of Resaca’s common shares on August 4, 2008.

Immediately following its initial public offering, Resaca repaid its Senior Secured Tranche B Term Loan in full and repurchased overriding royalty interests held by the Company. The Company has become Resaca’s sole lender, providing it with a $60 million Senior Secured Multiple-Advance Term Loan. At present, approximately $22 million is outstanding under this facility.

The sale of the overriding royalty interest resulted in realized long term capital gains of approximately $2.7 million and the sale of the common stock resulted in short term capital gains of approximately $3.3 million, which will be recognized in the third quarter of 2008. Such gains may result in incentive fees payable to the Manager according to the terms of the investment advisory agreement.

On July 21, 2008, the Company exchanged its $13.4 million Senior Secured Note and warrants for preferred membership interests in DeanLake Operator, LLC (“DeanLake”). In addition, the Company has agreed to make available an additional $3.6 million to DeanLake to be used for capital expenditures on DeanLake’s properties.

Conference Call at 11:00 a.m. Eastern Time on August 5, 2008

The Company invites all interested persons to participate in its conference call on August 5, 2008 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 627-6585. International callers should dial (719) 325-4867. The pass code for the conference call is 7543625.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on August 5, 2008 through 12:00 a.m. Eastern Time on August 13, 2008. The replay dial-in number is (888) 203-1112. International callers should dial (719) 457-0820. The replay pass code is 7543625.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	June 30, 2008
	(Unaudited)	December 31, 2007
Assets
Investments in portfolio securities at fair value
(cost: $331,601,471 and $277,947,454, respectively)	$338,074,483	$284,228,573
Investments in corporate notes at fair value
(cost: $11,609,569 and $11,631,599, respectively)	8,821,600	8,955,500
Investments in commodity derivative instruments at fair value
(cost: $1,546,700 and $0, respectively)	1,331,854	-
Investments in U.S. Treasury Bills, at amortized cost
which approximates fair value	177,958,876	163,925,625
Total investments	526,186,813	457,109,698

Cash and cash equivalents	11,108,533	18,437,115
Accounts receivable	10,308	17,569
Interest receivable	1,383,271	647,839
Prepaid assets	1,070,521	2,020,655

Total assets	$539,759,446	$478,232,876

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable	$595,572	$928,761
Management and incentive fees payable	1,838,009	2,032,107
Dividends payable	8,651,281	9,012,671
Total current liabilities	11,084,862	11,973,539

Long-term debt	224,250,000	216,000,000

Total liabilities	235,334,862	227,973,539

Commitments and contingencies

Stockholders’ equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized;
21,628,202 and 17,500,332 shares issued and outstanding, respectively	21,628	17,500
Paid-in capital in excess of par	307,928,101	245,881,078
Undistributed net investment income (loss)	(7,854,475)	(103,394)
Undistributed net realized capital gain (loss)	859,133	859,133
Net unrealized appreciation (depreciation) of portfolio securities,
corporate notes and commodity derivative instruments	3,470,197	3,605,020

Total stockholders’ equity (net assets)	304,424,584	250,259,337

Total liabilities and stockholders' equity (net assets)	$539,759,446	$478,232,876

Net asset value per share	$14.08	$14.30

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Investment income
Interest income	$8,152,713	$9,507,862	$17,650,679	$17,929,117
Dividend income	-	93,710	-	93,710
Other income	44,520	142,237	84,890	197,745

Total investment income	8,197,233	9,743,809	17,735,569	18,220,572

Operating expenses
Management fees	1,838,009	1,585,494	3,638,215	3,150,003
Incentive fees	-	1,054,358	-	1,054,358
Professional fees	224,390	174,987	433,369	328,583
Insurance expense	198,812	132,423	397,629	264,846
Interest expense and fees	1,440,572	1,619,226	3,881,648	3,176,422
State franchise taxes	23,196	34,612	32,712	34,593
Other general and administrative expenses	713,063	631,491	1,451,664	1,283,063

Total operating expenses	4,438,042	5,232,591	9,835,237	9,291,868

Net investment income (loss)	3,759,191	4,511,218	7,900,332	8,928,704

Net realized capital gain (loss) on portfolio securities,
corporate notes and commodity derivative instruments	-	6,666,858	-	6,666,858
Net increase (decrease) in unrealized appreciation
(depreciation) on portfolio securities, corporate
notes and commodity derivative instruments	1,611,339	2,291,165	(134,823)	6,021,150

Net increase (decrease) in stockholders' equity
(net assets) resulting from operations	$5,370,530	$13,469,241	$7,765,509	$21,616,712

Net increase (decrease) in stockholders' equity (net assets)
resulting from operations per common share	$0.24	$0.78	$0.38	$1.25

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Per Share Data (1)

Net asset value, beginning of period	$14.04	$14.16	$14.30	$13.96

Increase in net assets as a result of secondary
public stock offering	0.38	-	0.38	-
Underwriting discounts and commissions related
to secondary public stock offering	(0.15)	-	(0.15)	-
Other costs related to secondary public stock offering	(0.03)	-	(0.03)	-
Net increase in net assets from secondary public offering	0.20	-	0.20	-

Net asset value after public stock offering	14.24	14.16	14.50	13.96

Net investment income (loss)	0.17	0.26	0.37	0.51
Net realized and unrealized gain (loss) on portfolio securities,
corporate notes and commodity derivative instruments	0.07	0.52	0.01	0.74

Net increase (decrease) in stockholders' equity (net assets)
resulting from operations	0.24	0.78	0.38	1.25

Dividends declared	(0.40)	(0.31)	(0.80)	(0.58)

Net asset value, end of period	$14.08	$14.63	$14.08	$14.63

(1) Per Share Data is based on common shares outstanding at end of period.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C.  NGP Energy Capital Management, L.L.C., based in Irving, Texas, is a leading investment firm with $9.3 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com) or Dan Schockling (dschockling@ngpcrc.com), 713-752-0062.

INVESTOR RELATIONS CONTACT: Steve Gardner (investor_relations@ngpcrc.com), 713-752-0062.